UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 14, 2006

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124

(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2006, FEI Company (“FEI”) entered into a Purchase Agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Needham & Company LLC and Thomas Weisel Partners LLC (collectively the “Underwriters”) and with Philips Business Electronics International B.V. (the “Selling Shareholder”), relating to the sale of 8,406,007 shares of FEI common stock by the Selling Shareholder. The price to the public is to be $25.00 per share.  FEI will not receive any proceeds from the sale of shares.

A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 14, 2006, FEI issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1

Purchase Agreement by and among FEI Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Needham & Company LLC and Thomas Weisel Partners LLC and Philips Business Electronics International B.V. dated December 14, 2006

99.1	Press Release dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: December 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1

Purchase Agreement by and among FEI Company, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Needham & Company LLC and Thomas Weisel Partners LLC and Philips Business Electronics International B.V. dated December 14, 2006

99.1	Press Release dated December 14, 2006